UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Supplement to Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12

RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RiceBran Technologies
820 Riverside Parkway
West Sacramento, CA 95605

SUPPLEMENT DATED MAY 30, 2018 TO THE
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 20, 2018

This Supplement provides updated information with respect to RiceBran Technologies’ (the “Company”) 2018 Annual Meeting of Shareholders, to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, on Wednesday, June 20, 2018, at 9:00 a.m., local time (the “Annual Meeting”).  The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated April 30, 2018, furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting.

On May 17, 2018, the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm and appointed RSM USA LLP (“RSM”) as its new independent registered public accounting firm. The Company filed a Current Report on Form 8-K on May 23, 2018 in connection with the dismissal of Marcum and the appointment of RSM.

As a result of the Company’s dismissal of Marcum, at the Annual Meeting on June 20, 2018, the Company intends to withdraw Proposal 4 from the meeting agenda. Proposal 4 requests that the shareholders of the Company ratify the appointment of Marcum as the independent auditor of the Company for the fiscal year ending December 31, 2018. The Company does not intend to submit any other proposal to ratify the appointment of auditors at the upcoming Annual Meeting.

You should note the following:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 4.

•	Proxy cards or voting instructions already received with direction on Proposal 4 will not be voted on Proposal 4.

•
Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (Proposals 1, 2 and 3) will remain valid and in effect, and will be voted as directed.

•
If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

Your vote regarding the remaining proposals is important. Please vote on these remaining proposals as described either in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about April 30, 2018, or the Proxy Statement, dated April 30, 2018, and the proxy card accompanying the Proxy Statement if mailed to you.